UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2018 (February 5, 2018)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

262 N University Avenue Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (801) 447-3000
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 5, 2018, the Management Development and Compensation Committee of the Board of Directors of Vista Outdoor Inc. (the "Company") approved the grant of a one-time, equity award with a $250,000 aggregate grant date value (the "Award") to the Company's General Counsel, Scott Chaplin in recognition of his assumption of additional responsibilities as the head of the Company's Human Resources and Corporate Services department. The Award was communicated to Mr. Chaplin in an equity award letter on February 9, 2018 (the "Award Letter"), which he accepted on that date. The Award was made in the form of restricted stock units under the Company’s 2014 Stock Incentive Plan and will vest in two equal installments on the first and second anniversaries of the grant date, subject to his continued employment with the Company through the applicable vesting date.
The foregoing description of the Award Letter does not purport to be complete and is qualified in its entirety by reference to the Award Letter (Exhibit 10.1 to this Current Report on Form 8-K) and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d)                                 Exhibits.

Exhibit No.	Description
10.1	Award Letter between Vista Outdoor Inc. and Scott Chaplin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel
and Secretary

Date:  February 13, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Award Letter between Vista Outdoor Inc. and Scott Chaplin.